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                                                                   Exhibit 10.12
                                 PROMISSORY NOTE

AMOUNT:  $10,000                              DATE:  September 30, 2002

     FOR VALUE RECEIVED, SNIPES PRODUCTIONS, LLC ("Borrower") hereby promises to pay to the order of INTERNATIONAL TRAVEL CD`S, INC. ("Lender") the principal sum of TEN THOUSAND ($10,000) DOLLARS. Payment of the principal and interest at the rate of ten (10%) percent shall be made in lawful money of the United States, at the principal address of Lender, or such other place as the holder may direct in the forty-five days.

     Borrower shall have the privilege without premium or penalty, at any time and from time to time, of prepaying this Note in whole or in part.

     No partial prepayment shall postpone or interrupt the payment of the remaining principal balance, all of which shall continue to be due and payable at the time and the manner set forth above.

     Borrower agrees that a default shall occur hereunder in the event that payment is not made upon demand and such default continues for a period of ten
(10)  days  from  the  date of demand therefor. After the expiration of such ten
(10) day period interest shall accrue on the unpaid balance due hereunder at a rate of twelve (12%) percent, together with attorneys` fees for collection and payment of the same, which sums may be enforced and recovered by the entry of judgment.

     Borrower (and all endorsers, sureties and guarantors) waives presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest and notice of protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note; liability hereunder shall be unconditional and shall not to be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Lender.

     Borrower shall pay the cost of any revenue, tax or other stamps now or hereafter required by law at any time to be affixed to this Note or any security documents executed in conjunction herewith, and if any taxes be imposed with respect to debts secured by any such security documents or with respect to notes evidencing debts so secured Borrower agrees to pay or to reimburse Lender upon demand the amount of such taxes.

     The words "Lender" and "Borrower" whenever occurring herein shall be deemed and construed to include the respective successors and assigns of Lender and Borrower.

     This instrument shall be construed according to and governed by the laws of the Commonwealth of Pennsylvania.

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     IN  WITNESS  WHEREOF, Borrower has duly executed this Promissory Note under seal  the  day  and  year  first  above  mentioned.


WITNESS:                                  SNIPES PRODUCTIONS, LLC

                                          By:
---------------------------------           ----------------------------------
                                          Title:



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